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                                                                     EXHIBIT 5


                                 Law Offices of
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                Seventeenth Floor
                        Costa Mesa, California 92626-1924
                            Telephone (714) 668-6200
                            Facsimile (714) 979-1921


                                  June 12, 1997




(714) 668-6200                                                      03853.60245


Pacific Scientific Company
620 Newport Center Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

         We are furnishing this opinion of counsel to Pacific Scientific Company, a California corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of 637,574 shares of its Common Stock (the "Shares") upon the exercise of stock options granted pursuant to the Pacific Scientific Company 1992 Key Employee Stock Option Plan (the "1992 Plan").

         We have examined the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all corporate records and other documents submitted to us and the conformity to the originals of all documents submitted to us as certified or photostatic copies.




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Pacific Scientific Company
June 12, 1997
Page 2



         Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued in accordance with the Prospectus forming a part of the Registration Statement and according to the 1992 Plan, will be validly issued, fully paid and nonassessable.

         We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of California.

         We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                   Respectfully Submitted,

                                   /s/ Paul, Hastings, Janofsky & Walker LLP